Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Post-Effective Amendment No.1 on Form S-8 to Form S-4 (No. 333-248400), and Form S-8 (Nos. 333-249461, 333-228115, 333-211413, and 333-200929) of Enova International, Inc. of our report dated February 26, 2021 relating to the consolidated financial statements which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
February 28, 2022